DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Registration No. 811-07460
FORM N-SAR
Semi-Annual Period Ended May 31, 2012

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the semi-annual period ended May 31, 2012 effected pursuant to Rule
10f-3, attached as Exhibit.
WS: MFG_Philadelphia: 861848: v1
WS: MFG_Philadelphia: 861848: v1